Exhibit 99.1

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Plan”) is made as of this 20th day of May, 2016 by and between The UBS Funds (“UBS Trust”), a statutory trust created under the laws of the State of Delaware, on behalf of its series, UBS Total Return Bond Fund (the “Acquiring Fund”), and Fort Dearborn Income Securities, Inc., a corporation created under the laws of the State of Illinois (the “Target Fund).

PLAN OF REORGANIZATION

The reorganization (hereinafter referred to as the “Reorganization”) will consist of (i) the acquisition by UBS Trust, on behalf of the Acquiring Fund, of all of the property, assets, and goodwill of the Target Fund in exchange for full and fractional Class P shares of beneficial interest, with par value of $0.001 per share, of the Acquiring Fund (the “Acquiring Fund Shares”); (ii) the assumption by the Acquiring Fund of all of the Target Fund’s obligations and liabilities; (iii) the distribution of Acquiring Fund Shares to the holders of shares of common stock of the Target Fund (the “Target Fund Shares”), according to their interests in the Target Fund in complete liquidation of the Target Fund; and (iv) the dissolution of the Target Fund as soon as is practicable after the closing (as described in Section 3, hereinafter called the “Closing”), all upon and subject to the terms and conditions of the Plan hereinafter set forth.  The Acquiring Fund will be a shell series, without assets (other than seed capital) or liabilities, created for the purpose of acquiring the assets and liabilities of the Target Fund.

AGREEMENT

In order to consummate the Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.           Sale and Transfer of Assets and Liabilities, Liquidation and Dissolution of the Target Fund.

(a)           Subject to the terms and conditions of the Plan, and in reliance on the representations and warranties herein contained, the Target Fund will convey, transfer, and deliver to the Acquiring Fund at the Closing all of the Target Fund’s then-existing assets (the “Assets”).  In consideration thereof, UBS Trust, on behalf of the Acquiring Fund, agrees at the Closing (i) to assume and pay when due all obligations and liabilities of the Target Fund existing on or after the Closing Date of the Reorganization, whether absolute, accrued, contingent, or otherwise, including all fees and expenses in connection with the Plan (the “Liabilities”), such Liabilities to become the obligations and liabilities of the Acquiring Fund; and (ii) to deliver to the Target Fund at the Closing full and fractional Acquiring Fund Shares equal in number to the number of full and fractional shares of the corresponding class of the Target Fund outstanding as of 4:00 p.m. Eastern time on the Closing Date.

(b)           Immediately following the Closing, the Target Fund shall distribute the Acquiring Fund Shares received by the Target Fund pursuant to this Section 1 to the Target Fund’s shareholders of record so that each shareholder receives full and fractional Acquiring Fund Shares of Class P of the Acquiring Fund equal to the number of full and fractional shares of the Target Fund held by the shareholder as of 4:00 p.m. Eastern time on the Closing Date.  Such distribution shall be accomplished by the establishment of accounts on the share records of the Acquiring Fund of the type and in the amounts due such shareholders based on their respective holdings in the Target Fund as of 4:00 p.m. Eastern time on the Closing Date.  Fractional Acquiring Fund Shares shall be carried to the third decimal place.  As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing Target Fund Shares shall be entitled to surrender the same to the transfer agent for the Acquiring Fund in exchange for the number of Acquiring Fund Shares of the same class into which the Target Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted.  Until so surrendered, each outstanding certificate, if any, which prior to the Closing represented Target Fund Shares, shall be deemed for all Acquiring Fund purposes to evidence ownership of the number of Acquiring Fund Shares into which the Target Fund Shares (which prior to the Closing were represented thereby) have been converted.  Certificates for the Acquiring Fund Shares shall not be issued.  After the distribution, the Target Fund shall be dissolved.

(c)           At the Closing, each shareholder of record of the Target Fund as of the record date (the “Distribution Record Date”) with respect to any unpaid dividends and other distributions that were declared prior to the Closing shall have the right to receive such unpaid dividends and distributions with respect to the shares of the Target Fund that such person had on such Distribution Record Date.

(d)           All books and records relating to the Target Fund, including all books and records required to be maintained under the Investment Company Act of 1940 (the “1940 Act”) and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the date of the Plan and shall be turned over to the Acquiring Fund on or prior to the Closing.

(e)           The Reorganization is intended to qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (“Code”).

2.           Valuation.

(a)           The net asset value per share of the Acquiring Fund Shares shall equal the net asset value per share of the Target Fund shares as of 4:00 p.m. Eastern time on the Closing Date.  The net asset value of the Target Fund Shares shall be computed as of 4:00 p.m. Eastern time on the Closing Date, unless on such date:  (i) the New York Stock Exchange (“NYSE”) is not open for unrestricted trading; (ii) the reporting of trading on the NYSE or other relevant market is disrupted; or (iii) any other extraordinary financial event or market condition occurs (each of the events described in (i), (ii), or (iii) are referred to as a “Market Disruption”).  The net asset value per share of the Target Fund Shares shall be computed in accordance with the valuation procedures previously approved by the Target Fund’s Board of Directors.

(b)           In the event of a Market Disruption on the proposed Closing Date so that an accurate appraisal of the net asset value per share of the Acquiring or Target Fund Shares is impracticable, the Closing Date shall be postponed until the first business day when regular trading on the NYSE shall have been fully resumed and reporting shall have been restored, and other trading markets are otherwise stabilized.

(c)           All computations of value regarding the net asset value per share of the Acquiring and Target Fund Shares shall be made by the administrator to the Funds.

3.           Closing and Closing Date.

The Closing shall take place at the offices of UBS Asset Management (Americas) Inc. prior to the opening of business on May 23, 2016 or such later date as the officers of UBS Trust may determine (the “Closing”).  The address of UBS Asset Management (Americas) Inc. is 1285 Avenue of the Americas, New York, New York 10019.  The Closing Date is the business day immediately preceding the Closing. The Target Fund shall have provided for delivery as of the Closing the Assets to be transferred to the account of the Acquiring Fund’s custodian.  The Target Fund shall deliver at the Closing a list of names and addresses of the holders of record of each class of the Target Fund and the number of full and fractional shares of stock owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, as of 4:00 p.m. Eastern time on the Closing Date.  UBS Trust, on behalf of the Acquiring Fund, shall provide evidence that such Acquiring Fund Shares have been registered in an account on the books of Acquiring Fund in such manner as the officers of UBS Trust may reasonably request.

4.           Representations and Warranties.

4.1.           UBS Trust, on behalf of the Acquiring Fund, represents and warrants that:

(a)           The Acquiring Fund is a newly organized series of UBS Trust, which is a statutory trust and was created under the laws of the State of Delaware on August 13, 1993.  UBS Trust is validly existing under the laws of the State of Delaware.  UBS Trust is duly registered under the 1940 Act as an open-end management investment company.

(b)           UBS Trust is authorized to issue an unlimited number of shares of beneficial interest, $0.001 par value, of the Acquiring Fund, and each share of the Acquiring Fund, when issued pursuant to and in accordance with the Plan, will be fully paid non-assessable and will have full voting rights.  The Acquiring Fund currently is divided into three classes of shares:  Class A, Class C, and Class P shares of beneficial interest.  Class P shares are the Acquiring Fund Shares.

(c)           It is not a party to or obligated under any provision of its Agreement and Declaration of Trust, as amended, or By-laws, as amended, or any contract or any other commitment or obligation and is not subject to any order or decree that would be violated by its execution of or performance under the Plan, and no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by UBS Trust, on behalf of the Acquiring Fund, of the transactions contemplated by the Plan, except for the registration of Acquiring Fund Shares under the Securities Act of 1933 (the “1933 Act”), the 1940 Act, or as otherwise may be required under the federal and state securities laws or the rules and regulations thereunder.

(d)           The Acquiring Fund will have no financial statements as of the Closing Date.

(e)           The registration statement on Form N-14 referred to in Section 5.1(a) hereof (the “Registration Statement”), including any prospectus or statement of additional information contained or incorporated therein by reference, and any supplements or amendments thereto insofar as they relate to the Acquiring Fund and the Acquiring Fund Shares, will, from the effective date of the Registration Statement through the date of the special meeting of the Target Fund’s shareholders (the “Special Meeting”) and on the Closing Date:  (i) comply in all material respects with the provisions of the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”), the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading; provided, however, that the representations and warranties of this subparagraph shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Target Fund for use therein.

(f)           The Acquiring Fund is, and will be at the time of Closing, a newly created series, without assets (other than seed capital) or liabilities, formed for the purpose of receiving the Assets of the Target Fund in connection with the Reorganization.

(g)           The Acquiring Fund intends to elect to be a regulated investment company (“RIC”) under Subchapter M of the Code and is a fund that is treated as a separate corporation under Section 851(g) of the Code.  The Acquiring Fund will satisfy the requirements of Part I of Subchapter M of the Code to maintain qualification as a RIC for its current taxable year.  The Acquiring Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

4.2.           The Target Fund represents and warrants that:

(a)           It was originally organized as a corporation on September 30, 1972 under the laws of the State of Delaware and was reincorporated on December 31, 1991 under the laws of the State of Illinois.  The Target Fund is validly existing under the laws of the State of Illinois.  It is duly registered under the 1940 Act as a closed-end management investment company.  Its shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital or obtaining any required initial shareholder approvals.

(b)           It currently consists of a single class of common stock.

(c)           It is not a party to or obligated under any provision of its Agreement and Articles of Incorporation, as amended, or By-laws, as amended, or any contract or any other commitment or obligation and is not subject to any order or decree that would be violated by its execution of or performance under the Plan, and no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by it of the transactions contemplated by the Plan.  It has no material contracts or other commitments (other than the Plan or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under the Plan) that will not be terminated by it in accordance with their terms at or prior to the Closing Date, or which will result in a penalty or additional fee to be due from or payable by it.

(d)           The Registration Statement, including any prospectus or statement of additional information contained or incorporated therein by reference, and any supplements or amendments thereto insofar as they relate to the Target Fund, will, from the effective date of the Registration Statement through the date of the Special Meeting and on the Closing Date:  (i) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading; provided, however, that the representations and warranties of this subparagraph shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information that was furnished by the Acquiring Fund for use therein.

(e)           On the Closing Date, all material Returns (as defined below) of the Target Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be true, correct, and complete in all material respects, and all Taxes (as defined below) shown as due or claimed to be due by any government entity shall have been paid or provision has been made for the payment thereof.  To the Target Fund’s knowledge, no such Return is currently under audit by any federal, state, local, or foreign Tax authority; no assessment has been asserted with respect to such Returns; there are no levies, liens, or other encumbrances on the Target Fund or its assets resulting from the non-payment of any Taxes; no waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending; and adequate provision has been made in the Target Fund’s financial statements for all Taxes in respect of all periods ended on or before the date of such financial statements.  As used in this Agreement, “Tax” or “Taxes” means any tax, governmental fee, or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any person), together with any interest, penalty, addition to tax, or additional amount imposed by any governmental authority (domestic or foreign) responsible for the imposition of any such tax.  “Return” means reports, returns, information returns, elections, agreements, declarations, or other documents of any nature or kind (including any attached schedules, supplements, and additional or supporting material) filed or required to be filed with respect to Taxes, including any claim for refund, amended return, or declaration of estimated Taxes (and including any amendments with respect thereto).

(f)           The Target Fund has elected to be treated as a RIC for federal income tax purposes under Part I of Subchapter M of the Code and Target Fund is a “fund” as defined in Section 851(g)(2) of the Code.  Target Fund has qualified as a RIC for each taxable year since inception that has ended prior to the Closing Date and will have satisfied the requirements of Part I of Subchapter M of the Code to maintain such qualification for the period beginning on the first day of its current taxable year and ending on the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.  Target Fund has no earnings and profits accumulated in any taxable year to which the provisions of Subchapter M of the Code (or the corresponding provisions of prior law) did not apply.

4.3.           UBS Trust, on behalf of the Acquiring Fund, and the Target Fund represent and warrant that:

(a)           All information to be furnished by either Fund for use in preparing any registration statement, proxy statement, and other documents that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereto.

(b)           Neither Fund has any outstanding options, warrants, or other rights to subscribe for or purchase Fund Shares.

(c)           No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by UBS Trust, on behalf of the Acquiring Fund, or the Target Fund of the transactions contemplated by the Plan, except as may be required otherwise under federal or state securities laws or the rules and regulations thereunder.

(d)           There is no material suit, judicial action, or legal or administrative proceeding pending or threatened against UBS Trust, on behalf of the Acquiring Fund, or the Target Fund.  Neither UBS Trust, on behalf of the Acquiring Fund, nor the Target Fund is a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects the Fund’s business or its ability to consummate the transactions herein contemplated.

(e)           The execution, delivery, and performance of the Plan have been duly authorized by all necessary action of UBS Trust’s Board of Trustees and the Target Fund’s Board of Directors, subject, with respect to the Target Fund, to approval of the Target Fund’s shareholders.

(f)           Neither Fund is under jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

5.           Covenants of UBS Trust, on behalf of the Acquiring Fund, and the Target Fund.

5.1.           UBS Trust, on behalf of the Acquiring Fund:

(a)           Has filed the Registration Statement with the Securities and Exchange Commission (“SEC”) and used its best efforts to provide that the Registration Statement became effective as promptly as practicable.

(b)           Shall have mailed to each shareholder of record of the Target Fund entitled to vote at the Special Meeting at which action on the Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus/Proxy Statement that complies in all material respects with the applicable provisions of the 1933 Act, Section 14(a) of the 1934 Act, and Section 20(a) of the 1940 Act, and the rules and regulations thereunder (the “Prospectus/Proxy Statement”).

5.2.           The Target Fund:

(a)           Has provided the Acquiring Fund with information reasonably necessary for the preparation of the Prospectus/Proxy Statement to be included in the Registration Statement, in compliance with the 1933 Act, the 1934 Act, and the 1940 Act, in connection with the Special Meeting referred to below.

(b)           As of the Closing, shall have called and held the Special Meeting to consider and vote upon the Plan, and the Target Fund shall have taken all other actions reasonably necessary to obtain approval of the transactions contemplated herein.

(c)           Undertakes that it will not acquire Acquiring Fund Shares for the purpose of making distributions thereof to anyone other than Target Fund shareholders.

(d)           Undertakes that if the Plan is consummated, the Target Fund will liquidate and dissolve.

(e)           Shall deliver to the Acquiring Fund at the Closing Date confirmation or other adequate evidence as to the Tax costs and holding periods of the assets and property of the Target Fund transferred to the Acquiring Fund, in accordance with the terms of the Plan.

5.3.           UBS Trust, on behalf of the Acquiring Fund, and the Target Fund intend that the Reorganization will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code.  UBS Trust, on behalf of the Acquiring Fund, and the Target Fund shall not take any action or cause any action to be taken (including, without limitation. the filing of any Tax Return) that is inconsistent with such treatment or results in the failure of such Reorganization to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code.

6.           Conditions Precedent.

The consummation of the Plan hereunder shall be subject to the following respective conditions:

(a)           That all the representations and warranties contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date.

(b)           That the SEC shall have declared effective the Registration Statement and not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act.  And further, no other legal, administrative, or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either Fund or would prohibit the transactions contemplated hereby.

(c)           That the Plan and the Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of the Target Fund at a meeting or any adjournment thereof.

(d)           That all required consents of other parties and all other consents, orders, and permits of federal, state, and local authorities (including those of the SEC and of state Blue Sky securities authorities, including any necessary “no action” positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of material adverse effect on the assets and properties of the Target Fund.

(e)           That there shall be delivered to UBS Trust and Target Fund an opinion in form and substance satisfactory to each from the law firm of Stradley Ronon Stevens & Young, LLP, counsel to UBS Trust and the Target Fund, to the effect that, assuming the reorganization contemplated hereby is carried out in accordance with this Agreement and the laws of the State of Delaware and the State of Illinois and in accordance with customary representations provided by the parties in a certificate(s) delivered to Stradley Ronon Stevens & Young, LLP, the reorganization contemplated by this Agreement qualifies as a “reorganization” under Section 368 of the Code and thus will not give rise to the recognition of income, gain, or loss for federal income tax purposes to the Acquiring Fund, the Target Fund, or the Target Fund’s shareholders.

(f)           That there shall be delivered to Target Fund an opinion in form and substance satisfactory to it from Stradley Ronon Stevens & Young, LLP, counsel to UBS Trust, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors’ rights:

(1)           The Acquiring Fund is a series of UBS Trust and that UBS Trust is a validly existing statutory trust in good standing under the laws of the State of Delaware;

(2)           UBS Trust is an open-end management investment company registered as such under the 1940 Act;

(3)           The consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of UBS Trust, on behalf of the Acquiring Fund;

(4)           UBS Trust, on behalf of the Acquiring Fund, is authorized to issue an unlimited number of shares of beneficial interest, with par value of $0.001 per share; and

(5)           Acquiring Fund Shares to be issued pursuant to the terms of the Plan have been duly authorized, and when issued and delivered as provided in the Plan and the Registration Statement will have been validly issued and fully paid and will be non-assessable by UBS Trust, on behalf of the Acquiring Fund.

In giving the opinion set forth above, counsel may state that it is relying on certificates of the officers of UBS Trust with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of UBS Trust.

(g)           That there shall be delivered to UBS Trust, on behalf of the Acquiring Fund, an opinion in form and substance satisfactory to UBS Trust from Chapman and Cutler LLP, special counsel to the Target Fund, to the effect that subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors’ rights:

(1)           The Target Fund is a validly existing corporation in good standing under the laws of the State of Illinois and is a closed-end management investment company registered under the 1940 Act; and

(2)           The consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Target Fund;

In giving the opinion set forth above, counsel may state that it is relying on certificates of the officers of the Target Fund with regard to matters of fact and certain certifications and written statements of governmental officials with respect to the good standing of the Target Fund.

(h)           That the Acquiring Fund’s prospectus contained in the Registration Statement with respect to Acquiring Fund Shares to be delivered to Target Fund shareholders in accordance with the Plan shall be effective and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued prior to the Closing Date or shall be in effect at the Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

(i)           That the Acquiring Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit the Acquiring Fund Shares lawfully to be delivered to each holder of the Target Fund Shares.

(j)           The Target Fund will provide the Acquiring Fund with (1) a statement of the respective Tax basis and holding period of all investments to be transferred by the Target Fund to the Acquiring Fund; (2) a copy (which may be in electronic form) of the shareholder ledger accounts including, without limitation, the name, address, and taxpayer identification number of each shareholder of record, the number of shares of beneficial interest held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices, or records on file with the Target Fund with respect to each shareholder, for all of the shareholders of record of the Target Fund as of the close of business on the day of valuation, as described in Section 2, who are to become holders of the Acquiring Fund as a result of the transfer of assets; (3) if requested by UBS Trust, on behalf of the Acquiring Fund, all work papers and supporting statements related to ASC 740-10-25 (formerly, “Accounting for Uncertainty in Income Taxes,” FASB Interpretation No. 48, July 13, 2006) pertaining to the Target Fund; and (4) the Tax books and records of the Target Fund for purposes of preparing any Returns required by law to be filed for Tax periods ending after the Closing Date.

(k)           As promptly as practicable, but in any case within sixty days after the date of Closing, the Target Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund, a statement of the earnings and profits of the Target Fund for federal income tax purposes that will be carried over by the Acquiring Fund as a result of Section 381 of the Code.

7.           Expenses.

The expenses of entering into and carrying out the provisions of the Plan shall be borne by the Target Fund.

8.           Termination; Postponement; Waiver; Order.

(a)           Anything contained in the Plan to the contrary notwithstanding, the Plan may be terminated and the Reorganization abandoned at any time prior (whether before or after approval thereof by the shareholders of the Target Fund) to the Closing, or the Closing may be postponed by UBS Trust, on behalf of the Acquiring Fund, or the Target Fund if any condition of its obligations set forth in Section 6 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met.

(b)           If the transactions contemplated by the Plan have not been consummated by September 30, 2016, the Plan shall automatically terminate on that date unless a later date is set by officers of UBS Trust or the Target Fund.

(c)           In the event of termination of the Plan prior to its consummation, pursuant to the provisions hereof the Plan shall become void and have no further effect, and neither UBS Trust, the Acquiring Fund, or the Target Fund, or any of their trustees, directors, officers, or agents, nor the shareholders of the Target Fund or Acquiring Fund shall have any liability in respect of the Plan, but all expenses incidental to the preparation and carrying out of the Plan shall be paid as provided in Section 7 hereof.

(d)           At any time prior to the Closing, any of the terms or conditions of the Plan may be waived by UBS Trust, on behalf of the Acquiring Fund, or the Target Fund if in the judgment of its officers, such action or waiver will not have a material adverse effect on the benefits intended under the Plan to its shareholders.

(e)           The representations and warranties contained in Section 4 hereof shall expire with and be terminated by the Plan on the Closing Date, and neither UBS Trust, the Acquiring Fund, or the Target Fund, or any of their trustees, directors, officers, or agents, nor the shareholders of the Target Fund or Acquiring Fund shall have any liability with respect to such representations or warranties after the Closing Date.

(f)           If any order of the SEC with respect to the Plan shall be issued prior to the Closing that imposes any term or condition that is determined by action of the Board of Directors of the Target Fund to be acceptable, such term or condition shall be binding as if it were a part of the Plan without a vote or approval of the shareholders of the Target Fund, provided that if such term or condition would result in a change in the method of computing the number of Acquiring Fund shares to be issued to the Target Fund, and such term or condition had not been included in the Prospectus/Proxy Statement or other proxy solicitation material furnished to the shareholders of the Target Fund prior to the Special Meeting, the Plan shall not be consummated and shall terminate unless the Target Fund promptly calls a special meeting of its shareholders, at which such condition shall be submitted for approval.

9.           Cooperation and Exchange of Information; Reporting Responsibility.

(a)           UBS Trust and Target Fund will provide each other and their respective representatives with such cooperation, assistance, and information as either of them reasonably may request of the other in filing any Tax returns, amended return, or claim for refund; determining a liability for Taxes or in determining the financial reporting of any tax position or a right to a refund of Taxes; or participating in or conducting any audit or other proceeding in respect of Taxes.  Each party or their respective agents will retain for a period of six (6) years following the Closing all returns, schedules, and work papers and all material records or other documents relating to Tax matters and financial reporting of tax positions of the Target Fund and the Acquiring Fund for its taxable period first ending after the Closing and for all prior taxable periods.

(b)           Any reporting responsibility of the Target Fund is and shall remain the responsibility of the Target Fund, up to and including the Closing Date, and such later date on which the Target Fund is terminated, including, without limitation, responsibility for (i) preparing and filing Tax Returns relating to Tax periods ending on or prior to the date of Closing (whether due before or after the Closing); and (ii)  preparing and filing other documents with the SEC, any state securities commission, and any federal, state, or local tax authorities or any other relevant regulatory authority, except as otherwise is mutually agreed by the parties.

10.           Liability of UBS Trust and the Target Fund.

It is acknowledged and agreed that all obligations of the Target Fund and UBS Trust with respect to the Acquiring Fund under the Plan are binding only with respect to the Acquiring Fund and the Target Fund, shall be discharged only out of the assets of such Funds, that no other series of UBS Trust shall be liable with respect to the Plan or in connection with the transactions contemplated herein, and that neither UBS Trust nor the Acquiring Fund or the Target Fund shall seek satisfaction of any such obligation or liability from the shareholders of UBS Trust, the trustees, directors, officers, or agents of UBS Trust or the Target Fund, or any of them.

11.           Entire Agreement and Amendments.

The Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by the Plan other than those set forth herein or herein provided for.  The Plan may be amended only by mutual consent of the parties in writing.  Neither the Plan nor any interest herein may be assigned without the prior written consent of the other party.

12.           Counterparts.

The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

13.           Governing Law.

The Plan shall be governed by and carried out in accordance with the laws of the State of Delaware.

14.           Headings.

The paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, UBS Trust, on behalf of the Acquiring Fund, and the Target Fund have caused the Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

THE UBS FUNDS on behalf of UBS Total Return Fund

By:	/s/ Thomas Disbrow
Name: Thomas Disbrow
Title: VP & Treasurer

By:	/s/ Tammie Lee
Name: Tammie Lee
Title: VP & Assistant Secretary

FORT DEARBORN INCOME SECURITIES, INC.

By:	/s/ Thomas Disbrow
Name: Thomas Disbrow
Title: VP & Treasurer

By:	/s/ Tammie Lee
Name: Tammie Lee
Title: VP & Assistant Secretary